UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND II, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-16824	59-2733859
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund II, Ltd. (“the Partnership”) identified for sale its property in Nederland, Texas.

This Form 8-K is being filed to reflect the impact of the 2004 planned sale of the property listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In compliance with FAS 144, the Partnership has reported revenues and expenses related to the property listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the identification for sale of a property, is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8 and 15 (a)(1) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property identified for sale during 2004 as discontinued operations, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	3-4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-12

Financial Statements	12-34

Signatures	35

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (3):
Revenues	$1,007,828	$1,054,221	$1,160,018	$1,308,937	$1,398,039
Equity in earnings of unconsolidated joint venture	303,140	253,111	441,969	443,567	440,215
Income from continuing operations (1)	945,784	1,021,791	1,375,117	2,028,815	1,400,567
Discontinued Operations (3):
Revenues	65,757	170,716	262,746	356,598	406,135
Income (loss) from and loss on disposal of discontinued operations (2)	33,406	(343,745)	(121,371)	246,754	298,811
Net income	979,190	678,046	1,253,746	2,275,569	1,699,378
Income (loss) per Unit:
Continuing operations	$18.92	$20.44	$27.50	$40.58	$28.01
Discontinued operations	0.66	(6.88)	(2.43)	4.93	5.98

Total	$19.58	$13.56	$25.07	$45.51	$33.99

Cash distributions declared (4)	$1,462,520	$3,124,909	$2,913,650	$4,397,916	$2,062,516
Cash distributions declared per unit (4)	29.25	62.50	58.27	87.96	41.25
At December 31:
Total assets	$11,400,102	$12,242,594	$14,193,243	$15,833,995	$18,026,218
Partners’ capital	10,565,299	11,048,629	13,495,492	15,155,396	17,277,743

(1)	Income from continuing operations for the years ended December 31, 2002, 2001, 2000 and 1999, includes $133,603, $204,179, $766,913 and $192,752, respectively, from gain on sale of assets. In addition, income from continuing operations for the year ended December 31, 1999, includes $79,585 from a loss on sale of assets. Income from continuing operations for the years ended December 31, 2002, 2001, and 2000, has been reduced by real estate disposition fees of $22,500, $16,620, and $71,056, as a result of the sales of several Properties. Income from continuing operations for the year ended December 31, 2001, also includes lease termination income of $13,112.

(2)	Income (loss) from and loss on disposal of discontinued operations for the year ended December 31, 2002 includes provisions for write-down of assets of $498,312 partially offset by insurance proceeds of $88,777, which the Partnership recorded as an adjustment to the loss incurred in a Property destroyed by fire. The year ended December 31, 2002 also includes losses on disposal of discontinued operations of $25,967. 2001 includes provisions for write-down of assets of $223,550. The year ended December 31, 2002 includes real estate disposition fees of $32,829 as a result of the sales of several Properties.

(3)	Certain items in the prior years financial data have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to properties that were either identified for sale and disposal of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations.

(4)

Distributions for the years ended December 31, 2003, 2002, 2001, and 2000 include special distributions to the Limited Partners of $125,000, $1,600,000, $1,200,000, and $2,500,000, respectively, as a result of the distributions of the net sales proceeds from the sales of several Properties and insurance proceeds received in 2002.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on November 13, 1986, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of selected national and regional fast-food restaurant chains (the “Restaurant Chains”). The leases are, in general, triple-net leases, with the lessees responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $18,700 to $222,800. The majority of the leases provide for percentage rent, based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

The Partnership owned 17, 17, and 22, Properties directly as of December 31, 2003, 2002 and 2001, respectively. In addition, the Partnership owned eight, nine, and nine Properties indirectly through joint venture or tenancy in common arrangements, as of December 31, 2003, 2002 and 2001, respectively.

Capital Resources

For the years ended December 31, 2003, 2002, and 2001, cash from operating activities was $1,285,713, $1,334,027 and $1,671,766, respectively. The decrease in cash from operating activities during both 2003 and 2002, as compared to the same period in the previous year resulted from changes in the Partnership’s income and expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

During 2003, 2002, and 2001, the Partnership distributed to the Limited Partners the majority of the insurance proceeds from a 2001 loss due to fire, liquidating proceeds from a 2003 and 2001 dissolution of joint ventures, and net sales proceeds from sales of Properties in 2002 and 2001, except as indicated. These transactions are described below.

In August 2001, Peoria Joint Venture, in which the Partnership owned a 48% interest, sold its Property to a third party for approximately $1,786,900 resulting in a gain of approximately $136,700. The Partnership received approximately $830,300 as a return of capital representing its share of the liquidation proceeds of the joint venture. In September 2001, Peoria Joint Venture was dissolved in accordance with the joint venture agreement. No gain or loss on the dissolution of the joint venture was incurred.

In September 2001, the Partnership sold its Property in Bay City, Texas, to the tenant and received net sales proceeds of approximately $548,900, resulting in a gain of $204,179.

In October 2001, the Property in Casper, Wyoming was partially destroyed by fire. As a result during 2002, the Partnership collected approximately $227,600 in insurance proceeds and demolished the building. In June 2002, in connection with the anticipated sale of the land, the Partnership recorded a provision for write-down of assets of $63,714. The provision represented the difference between the carrying value of the property and its estimated fair value. In August 2002, the Partnership sold the land to an unrelated party and received net sales proceeds of approximately $113,700, resulting in a loss on disposal of assets of approximately $10,600.

During 2001, the Partnership recorded a provision for write-down of assets in the amount of $145,535 relating to the Denny’s property in Rock Springs, Wyoming because in October, 2001, Phoenix Restaurant Group, Inc. and its Subsidiaries (collectively referred to as “PRG”), a tenant of the Partnership, filed for Chapter 11 bankruptcy protection and rejected the lease related to this Property. The provision represented the difference between the carrying value of the property at December 31, 2001 and its estimated fair value. In addition in June 2002, in connection with the anticipated sale of this property, the Partnership recorded a provision for write-down of assets of approximately $113,600. The provision represented the difference between the carrying value of the property and its estimated fair value. In August 2002, the Partnership sold the property to a third party and received net sales proceeds of approximately $204,700, resulting in a loss on disposal of assets of approximately $15,300.

In June 2002, the Partnership sold its Burger King Property in San Antonio, Texas to the tenant and received net sales proceeds of approximately $747,500, resulting in a gain of approximately $133,600.

In June 2002, the Partnership recorded a provision for write-down of assets of $181,231 relating to the Property in Pineville, Louisiana since the tenant opted to not renew its lease, which expired in June 2002, and vacated the Property. The provision represented the difference between the carrying value of the Property and its estimated fair value. In December 2002, the Partnership sold this Property and received net sales proceeds of approximately $262,400. Since the Partnership had recorded a provision for write-down for this Property, no additional gain or loss was recognized on the sale. In September 2002, the Partnership recorded a provision for write-down of assets of $139,752 relating to the Property in Tomball, Texas in anticipation of the sale of this Property. The provision represented the difference between the carrying value of the Property and its estimated fair value. This Property was vacant since the tenant opted to not renew its lease, which expired in May 2002. In October 2002, the Partnership sold the Property to an unrelated third party and received net sales proceeds of approximately $458,200. Since the Partnership had recorded a provision for write-down for this Property, no additional gain or loss was recognized on the sale. The Partnership distributed to the Limited Partners a portion of the net proceeds from the sales of these two Properties, and used the remaining proceeds to pay liabilities of the Partnership.

During 2003, Show Low Joint Venture, in which the Partnership owned a 64% interest, sold its Property in Greensboro, North Carolina to a third party and received net sales proceeds of approximately $468,900, resulting in a loss to the joint venture of approximately $29,500. The joint venture had recorded provisions for write-down of assets relating to this Property in previous periods. In the fourth quarter of 2003, the Partnership received approximately $278,900 as its pro-rata share of the liquidating distribution from the joint venture. The Partnership intends to use a portion of these proceeds to make a special distribution to the limited partners and to use the remaining proceeds to pay liabilities of the Partnership.

In October 2003, Chevy’s, Inc., the tenant of the Property in Vancouver, Washington which the Partnership owns as tenants-in-common with affiliates of the general partners, filed for Chapter 11 bankruptcy protection. The Partnership owns a 37.01% in this Property. As of March 12, 2004, Chevy’s, Inc. had neither rejected nor affirmed the lease related to this Property. The lost revenues that would result, if the lease were rejected, will have an adverse effect on the equity in earnings of unconsolidated joint ventures of the Partnership if the tenancy in common is not able to re-lease or sell the Property in a timely manner.

During the year ended December 31, 2003, the Partnership incurred no deferred, subordinated, real estate disposition fees. In connection with the sales of the properties in 2002 and 2001, the Partnership incurred deferred, subordinated, real estate disposition fees of $55,329 and $16,620, respectively. Payment of the real estate disposition fees is subordinated to receipt by the Limited Partners of their aggregate, cumulative 10% Preferred Return, plus their adjusted capital contributions.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing from the General Partners, however, the Partnership may borrow, at the discretion of the General Partners, for the purpose of maintaining the operations and paying liabilities of the Partnership including quarterly distributions. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not encumber any of the Properties in connection with any borrowing or advances. The Partnership also will not borrow under circumstances which would make the Limited Partners liable to creditors of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $922,370 invested in cash and cash equivalents, as compared to $1,193,910 at December 31, 2002. At December 31, 2003, these funds were held in a demand deposit accounts at a commercial bank. The decrease in cash and cash equivalents was primarily a result of the Partnership distributing to the Limited Partners, in the form of a special distribution as described below, sales proceeds that were held at December 31, 2002. As of December 31, 2003, the average interest rate earned on rental income held in the demand deposit account at the commercial bank was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities, will be used to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because the leases for the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

In July 2001, the Partnership entered into a promissory note with the corporate General Partner for a loan in the amount of $75,000 in connection with the operations of the Partnership. The loan was uncollateralized, non-interest bearing and due on demand. In August 2001, the Partnership had repaid the entire loan to the corporate general partner.

The Partnership generally distributes cash from operating activities remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based primarily on current and anticipated future cash from operations, the insurance proceeds received in 2002, and the majority of the net sales proceeds received from the sales of Properties during 2003, 2002, and 2001, the Partnership declared distributions to the Limited Partners of $1,462,520, $3,124,909, and $2,913,650, for years ended December 31, 2003, 2002, and 2001, respectively. This represents distributions of $29.25, $62.50, and $58.27, per Unit for the years ending in December 31, 2003, 2002, and 2001, respectively. Distributions for the year ended December 31, 2003, 2002, and 2001, included $125,000, $1,600,000, and $1,200,000 in special distributions, as a result of the distributions of the majority of the net sales proceeds from the sales of several Properties and distribution of insurance proceeds received in 2002. These special distributions were effectively a return of a portion of the Limited Partners’ investment, although, in accordance with the Partnership agreement, $125,000, $866,124, and $657,471 were applied toward the Limited Partners’ 10% Preferred Return and the balances of $0, $733,876, and $542,529 were treated as a return of capital for purposes of calculating the Limited Partners’ 10% Preferred Return. As a result of the return of capital, the amount of the Limited Partners’ invested capital decreased; therefore, the amount of the limited partners’ invested capital contributions on which the 10% Preferred Return is calculated was lowered accordingly. As a result of the sales of the Properties in 2002 and 2001, the Partnership’s total revenue has decreased, while the majority of the Partnership’s operating expenses remained somewhat fixed. Therefore, distributions of net cash flow have been adjusted in the quarter ended September 30, 2000, with subsequent adjustments in the quarter ended December 31, 2002. No distributions were made to the General Partners for the years ended December 31, 2003, 2002, and 2001. The Partnership intends to continue to make distributions of cash available to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $9,093 and $12,381, respectively, to affiliates for operating expenses and accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. In addition, as of December 31, 2003 and 2002, the Partnership owed $188,155 to affiliates for real estate disposition fees resulting from services rendered in connection with the sales of several Properties. The payment of the real estate disposition fees is deferred until the Limited Partners have received their cumulative 10% Preferred Return and their adjusted capital contributions. Other liabilities, including distributions payable, decreased to $637,555 at December 31, 2003, from $993,429 at December 31, 2002. The decrease in total liabilities was primarily a result of the Partnership paying a special distribution to the limited partners that had been accrued at December 31, 2002 that was larger than the special distribution that was accrued at December 31, 2003. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities periodically for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

Rental revenues from continuing operations were $911,484 for the year ended December 31, 2003 as compared to $947,524 during the same period in 2002. The decrease in rental revenues from continuing operations during 2003 was primarily due to the sale of the Property in San Antonio, Texas in 2002. Rental revenues from continuing operations earned from wholly owned Properties are expected to remain at reduced amounts as a result of the Partnership distributing the net sales proceeds from the sale of this Property to the limited partners during 2002.

During the year ended December 31, 2003 and 2002, the Partnership also earned $92,737 and $89,048, respectively, in contingent rental income. The increase was primarily attributable to an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rental income.

During the year ended December 31, 2003 and 2002, the Partnership earned $303,140 and $253,111, respectively, attributable to the net income earned by joint ventures. The increase in net income earned by joint ventures during 2003, was partially due to the fact that Houlihan’s Restaurant, Inc., which leased the Property owned by Show Low Joint Venture, in which the Partnership owned an approximate 64% interest, was experiencing financial difficulties and in January 2002, filed for bankruptcy and rejected the lease relating to this Property. The joint venture recorded a provision for write-down of assets of approximately $172,200 in 2002. An additional provision of $55,500 was recorded in 2003 relating to this Property. The provision represented the difference between the carrying value of the Property and its estimated fair value. In September 2003, the joint venture sold this vacant Property to a third party and recorded an additional loss of approximately $29,500. In October 2003, the joint venture was liquidated, and as a result, net income earned by joint ventures is expected to remain at reduced amounts.

During 2003, none of the Partnership’s lessees contributed more than ten percent of rental revenues (including the Partnership’s share of rental revenues from Properties owned by joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common), but two Restaurant Chains, Pizza Hut and Wendy’s, each accounted for more than ten percent of rental revenues (including the Partnership’s share of rental revenues from Properties owned by joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that these two Restaurant Chains each will continue to account for more than 10% of the rental revenues to which the Partnership is entitled under the terms of its leases. Any failure of this lessee or these Restaurant Chains will materially affect the Partnership’s revenues if the Partnership is not able to re-lease the Properties in a timely manner. As of December 31, 2003, no single tenant or group of affiliated tenants leased Properties with an aggregate carrying value in excess of 20% of the total assets of the Partnership.

During the year ended December 31, 2003 and 2002, the Partnership also earned $3,607 and $17,649, respectively, in interest and other income. Interest and other income during 2002 was higher because the Partnership was awarded an amount during 2002 related to a right-of-way taking at one of its Properties.

Operating expenses, including depreciation and amortization expenses were $365,184 and $419,144 for the years ended December 31, 2003 and 2002, respectively. The decrease in operating expenses was partially due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties and a decrease in state tax expense relating to several states in which the Partnership conducts business.

In June 2002, the Partnership sold its Burger King Property in San Antonio, Texas resulting in a gain of approximately $133,600. This Property was identified for sale as of December 31, 2001. Because this Property was identified for sale prior to the January 2002 implementation of FAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

During 2002, the Partnership identified and sold four Properties that were classified as Discontinued Operations in the accompanying financial statements. During the year ended December 31, 2001, the building on the Casper, Wyoming Property was partially destroyed by fire and subsequently demolished. In connection with the destruction of the building by the fire, during the year ended December 31, 2001, the Partnership recorded a provision for write-down of assets of $78,015, which represented the loss incurred by the Partnership in excess of anticipated insurance proceeds. The Partnership contested the settlement of the insurance claim, and in June 2002, received an additional $88,777 in insurance proceeds, which the Partnership recorded as an adjustment to the loss incurred in this Property due to fire. In June 2002, in connection with the anticipated sale of the land, the Partnership recorded a provision for write-down of assets of $63,714. The provision represented the difference between the carrying value of the land and its estimated fair value. In August 2002, the Partnership sold the land to a third party resulting in a loss on disposal of assets of $10,626.

During October 2001, Phoenix Restaurant Group, Inc. and its Subsidiaries (collectively referred to as “PRG”), a tenant of the Partnership, filed for Chapter 11 bankruptcy protection and rejected the lease related to the Denny’s in Rock Springs, Wyoming. In June 2002, in connection with the anticipated sale of this Property, the Partnership recorded a provision for write-down of assets of approximately $113,600. The Partnership has also recorded a provision for write-down of assets in previous years. The provision represented the difference between the carrying value of the Property and its estimated fair value. In August 2002, the Partnership sold the Property to a third party resulting in a loss on disposal of assets of approximately $15,300.

In June 2002, the Partnership recorded a provision for write-down of assets of approximately $181,200 relating to the Property in Pineville, Louisiana since the tenant opted to not renew its lease, which expired in June 2002, and vacated the Property. The provision represented the difference between the carrying value of the Property and its estimated fair value. In December 2002, the Partnership sold this Property. Since the Partnership had recorded a provision for write-down of assets for this Property, no additional gain or loss was recognized on the sale.

In September 2002, the Partnership recorded a provision for write-down of assets of approximately $139,800 relating to the Property in Tomball, Texas in anticipation of the sale of this Property. The provision represented the difference between the carrying value of the Property and its estimated fair value. This Property was vacant since the tenant opted to not renew its lease, which expired in May 2002. In October 2002, the Partnership sold the Property to a third party. Since the Partnership had recorded a provision for write-down for this Property, no additional gain or loss was recognized on the sale.

During 2004, the Partnership identified for sale its Property in Nederland, Texas.

In September 2003, Show Low Joint Venture, in which the Partnership owned a 64% interest, sold its Property in Greensboro, North Carolina, as described above. The financial results relating to this Property were classified as discontinued operations in the combined, condensed financial information for the joint ventures and the Properties held with affiliates of the general partners as tenants-in-common reported in the footnotes to the accompanying financial statements. The Partnership’s pro-rata share of these amounts was included in equity in earnings of joint ventures in the accompanying financial statements.

In December 2003, Holland Joint Venture, in which the Partnership owns a 49% interest, entered into negotiations with a third party to sell the Property in Holland, Michigan. As a result, the joint venture reclassified the assets relating to this property from land and building on operating leases to real estate held for sale. The Property was recorded at the lower of its carrying amount or fair value less cost to sell. In addition, the joint venture stopped recording depreciation upon identifying the Property as held for sale. The financial results for this property are reflected as Discontinued Operations in the condensed joint venture financial information presented in the footnotes to the accompanying financial statements.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

Rental revenues from continuing operations were $947,524 for the year ended December 31, 2002 as compared to $1,030,435 during the same period in 2001. The decrease in rental revenues from continuing operations during 2002 was primarily due to the sales of the Properties in San Antonio and Bay City, Texas in 2002 and 2001, respectively. Rental revenues from continuing operations from wholly owned Properties are expected to remain at reduced amounts as a result of the Partnership distributing the net sales proceeds relating to these two sales to the Limited Partners.

During 2001, the former lease for the Property in Hueytown, Alabama, which was scheduled to expire in June 2002, was terminated by the Partnership and the tenant. In connection with the termination of this lease, the Partnership recognized $13,112 in lease termination income.

During the year ended December 31, 2002 and 2001, the Partnership also earned $89,048 and $75,230, respectively, in contingent rental income. The increase was primarily attributable to an increase in gross sales of certain restaurant Properties, the leases of which require the payment of contingent rental income.

During the year ended December 31, 2002 and 2001, the Partnership earned $253,111 and $441,969, respectively, attributable to the net income earned by joint ventures. The decrease in net income earned by joint ventures during 2002, was partially due to the fact that Houlihan’s Restaurant, Inc., which leased the Property owned by Show Low Joint Venture, in which the Partnership owned an approximate 64% interest, was experiencing financial difficulties and in January 2002, filed for bankruptcy and rejected the lease relating to this Property. The joint venture recorded a provision for write-down of assets of approximately $172,200. The provision represented the difference between the carrying value of the Property and its estimated fair value.

The decrease in net income earned by joint ventures during 2002 was also partially due to the fact that in August 2001, Peoria Joint Venture, in which the Partnership owned a 48% interest, sold its Property, and the Partnership dissolved the joint venture in accordance with the joint venture agreement. The Partnership expects that net income earned by joint ventures will remain at reduced levels as a result of the Partnership distributing to the Limited Partners the majority of the liquidating distribution received by the Partnership from the joint venture.

The decrease in net income earned by joint ventures during 2002, was partially offset because the Partnership and CNL Income Fund V, Ltd., as tenants-in-common, re-leased the Property in Mesa, Arizona which was vacant since June 2000, to a new tenant in September 2001 with terms substantially the same as the Partnership’s other leases.

During the year ended December 31, 2002 and 2001, the Partnership earned $17,649 and $41,241, respectively, in interest and other income. Interest and other income during 2001 was higher because higher average cash balances due to the net sales proceeds received from the sale of Properties pending distribution to the Limited Partners.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $419,144 and $431,049 for the years ended December 31, 2002 and 2001, respectively. The decrease in operating expenses was primarily due to a decrease in depreciation expense because the Partnership sold Properties in 2002 and 2001.

In June 2002, the Partnership sold its Burger King Property in San Antonio, Texas resulting in a gain of approximately $133,600. This Property was identified for sale as of December 31, 2001. In September 2001, the Partnership sold its Property in Bay City, Texas to the tenant resulting in a gain of approximately $204,200.

During the year ended December 31, 2001, the Property located in Casper, Wyoming, was partially destroyed by fire and subsequently demolished. During the year ended December 31, 2001, the Partnership recorded a provision for write-down of assets of approximately $78,000, which represented the loss incurred by the Partnership in excess of anticipated insurance proceeds. In June 2002, an additional provision of approximately $63,700 was recorded. In August 2002, the Partnership sold the Land to a third party.

The Partnership recorded provisions for write-down of assets of approximately $113,600 and $145,500 in the years ended December 31, 2002 and 2001, respectively, relating to the Denny’s Property in Rock Springs, Wyoming because of the PRG, bankruptcy. The provisions represented the difference between the carrying value of the Property and its estimated fair value. In August 2002, the Partnership sold the Property.

In June 2002, the Partnership recorded a provision for write-down of assets of approximately $181,200 relating to the Property in Pineville, Louisiana when the tenant opted to not renew its lease. In December 2002, the Partnership sold this Property.

In September 2002, the Partnership recorded a provision for write-down of assets of approximately $139,800 relating to the Property in Tomball, Texas. This Property had been vacant since the tenant opted to not renew its lease, which expired in May 2002. In October 2002, the Partnership sold the Property to a third party.

During 2004, the Partnership identified for sale its Property in Nederland, Texas.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003 are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R

(“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund II, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund II, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 4 as to which the date is December 2, 2004

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$6,565,138	$6,752,686
Investment in joint ventures	3,621,892	4,000,984
Cash and cash equivalents	922,370	1,193,910
Certificate of deposit	60,483	61,824
Receivables, less allowance for doubtful accounts of $28,888, in 2003	38,192	43,505
Accrued rental income	185,490	182,640
Other assets	6,537	7,045

	$11,400,102	$12,242,594

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$71,534	$71,100
Real estate taxes payable	21,680	8,720
Distributions payable	459,380	834,380
Due to related parties	197,248	200,536
Rents paid in advance and deposits	84,961	79,229

Total liabilities	834,803	1,193,965
Commitments and Contingencies (Note 9)
Partners’ capital	10,565,299	11,048,629

	$11,400,102	$12,242,594

See accompanying notes to financial statements.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$911,484	$947,524	$1,030,435
Contingent rental income	92,737	89,048	75,230
Lease termination income	—	—	13,112
Interest and other income	3,607	17,649	41,241

	1,007,828	1,054,221	1,160,018

Expenses:
General operating and administrative	182,135	211,181	210,433
Property related	8,571	22,013	17,851
State and other taxes	9,550	15,666	18,223
Depreciation and amortization	164,928	170,284	184,542

	365,184	419,144	431,049

Income before gain on sale of assets and equity in earnings of unconsolidated joint ventures	642,644	635,077	728,969
Gain on sale of assets	—	133,603	204,179
Equity in earnings of unconsolidated joint ventures	303,140	253,111	441,969

Income from continuing operations	945,784	1,021,791	1,375,117

Discontinued operations
Income (Loss) from discontinued operations	33,406	(317,778)	(121,371)
Gain (Loss) on disposal of discontinued operations	—	(25,967)	—

	33,406	(343,745)	(121,371)

Net income	$979,190	$678,046	$1,253,746

Income (loss) per limited partner unit
Continuing operations	$18.92	$20.44	$27.50
Discontinued operations	0.66	(6.88)	(2.43)

	$19.58	$13.56	$25.07

Weighted average number of limited partner units outstanding	50,000	50,000	50,000

See accompanying notes to financial statements.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$162,000	$243,788	$23,907,878	$(33,732,194)	$27,263,746	$(2,689,822)	$15,155,396
Distributions to limited partners ($58.27 per limited partner unit)	—	—	(542,529)	(2,371,121)	—	—	(2,913,650)
Net income	—	—	—	—	1,253,746	—	1,253,746

Balance, December 31, 2001	162,000	243,788	23,365,349	(36,103,315)	28,517,492	(2,689,822)	13,495,492
Distributions to limited partners ($62.50 per limited partner unit)	—	—	(733,876)	(2,391,033)	—	—	(3,124,909)
Net income	—	—	—	—	678,046	—	678,046

Balance, December 31, 2002	162,000	243,788	22,631,473	(38,494,348)	29,195,538	(2,689,822)	11,048,629
Distributions to limited partners ($29.25 per limited partner unit)	—	—	—	(1,462,520)	—	—	(1,462,520)
Net income	—	—	—	—	979,190	—	979,190

Balance, December 31, 2003	$162,000	$243,788	$22,631,473	$(39,956,868)	$30,174,728	$(2,689,822)	$10,565,299

See accompanying notes to financial statements.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net income	$979,190	$678,046	$1,253,746

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	187,548	207,815	263,950
Amortization	516	516	516
Provision for doubtful accounts	—	—	52,295
Provision for write-down of assets	—	498,312	223,550
Gain of sale of assets	—	(197,873)	(204,179)
Equity in earnings of joint ventures, net of distributions	100,166	153,871	29,154
Decrease (increase) in receivables	5,313	(30,372)	28,626
Decrease in due from related parties	—	1,575	6,935
Decrease (increase) in accrued rental income	(2,850)	(3,896)	4,283
Decrease (increase) in other assets	(8)	(3,968)	526
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	13,394	(12,369)	(12,938)
Increase (decrease) in due to related parties	(3,288)	8,569	361
Increase in rents paid in advance and deposits	5,732	33,801	24,941

Total adjustments	306,523	655,981	418,020

Net cash provided by operating activities	1,285,713	1,334,027	1,671,766

Cash flows from investing activities:
Proceeds from sale of real estate properties	—	1,786,443	548,874
Insurance proceeds for casualty loss on building	—	227,579	—
Liquidating distribution from joint venture	278,926	—	830,263
Net (increase) decrease in certificate of deposit	1,341	—	(60,038)

Net cash provided by investing activities	280,267	2,014,022	1,319,099

Cash flows from financing activities:
Proceeds from loan from corporate general partner	—	—	75,000
Repayment of loan from corporate general partner	—	—	(75,000)
Distributions to limited partners	(1,837,520)	(2,714,025)	(2,923,482)

Net cash used in financing activities	(1,837,520)	(2,714,025)	(2,923,482)

Net increase (decrease) in cash and cash equivalents	(271,540)	634,024	67,383
Cash and cash equivalents at beginning of year	1,193,910	559,886	492,503

Cash and cash equivalents at end of year	$922,370	$1,193,910	$559,886

See accompanying notes to financial statements.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental schedule of non-cash investing and financing activities:
Deferred real estate disposition fees incurred and unpaid at end of period	$—	$55,329	$16,620

Distributions declared and unpaid at December 31	$459,380	$834,380	$423,496

See accompanying notes to financial statements.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund II, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the real estate property acquisitions at cost. The properties are leased to third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid or are expected to pay, directly to real estate taxing authorities $150,093, $167,500, and $177,800, respectively, in estimated real estate taxes in accordance with the terms of their triple net leases with the Partnership.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The partnership defers recognition of the contingent rental revenues until the defined thresholds are met.

The leases are accounted for using the operating method. Under the operating method, real estate property leases are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years.

When scheduled rental revenues vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions of the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

When the properties are sold, the related cost and accumulated depreciation plus any accrued rental income are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review the properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, assets are adjusted to the fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership invested in Kirkman Road Joint Venture with unaffiliated entities. The Partnership also invested in Holland Joint Venture and Show Low Joint Venture, prior to its liquidation in December 2003, and the properties in Arvada, Colorado; Mesa, Arizona; Smithfield, North Carolina; Vancouver, Washington; Overland Park, Kansas; and Memphis, Tennessee, each of which is held as tenants-in-common with affiliates of the general partners. These entities are accounted for using the equity method since each joint venture agreement requires the consent of all partners on all key decisions affecting the operations of the underlying Property.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs – Other assets included lease incentive costs and brokerage and legal fees associated with negotiating leases and are amortized over the terms of the new leases using the straight-line method. When a property is sold or a lease is terminated, the related lease cost, if any, net of accumulated amortization, is removed from the accounts and charged against income.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior year’s financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partner’s capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 (“FAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The general partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$3,989,212	$3,989,212
Buildings	5,435,719	5,435,719

	9,424,931	9,424,931
Less accumulated depreciation	(2,859,793)	(2,672,245)

	$6,565,138	$6,752,686

In June 2002, the Partnership sold its Burger King property in San Antonio, Texas and received net sales proceeds of approximately $747,500, resulting in a gain of approximately $133,600. In connection with the sale, the Partnership incurred a deferred, subordinated, real estate disposition fee of $22,500. Payment of the real estate disposition fee is subordinated to receipt by the limited partners of their aggregate, cumulative 10% Preferred Return, plus their adjusted capital contributions. This property was identified for sale as of December 31, 2001.

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$849,162
2005	779,522
2006	774,468
2007	550,369
2008	279,451
Thereafter	1,002,343

$4,235,315

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Investment in Joint Ventures

The Partnership has a 50% and 49% interest in the profits and losses of Kirkman Road Joint Venture and Holland Joint Venture, respectively. The remaining interest in the Holland Joint Venture is held by affiliates of the general partners. The Partnership also has a 33.87%, 57.91%, 47%, 37.01%, 39.39%, and a 13.38% interest in properties in Arvada, Colorado; Mesa, Arizona; Smithfield, North Carolina; Vancouver, Washington; Overland Park, Kansas; and Memphis, Tennessee, respectively, with affiliates of the general partners, as tenants-in-common. Amounts relating to these investments are included in investment in joint ventures.

In August 2001, Peoria Joint Venture, in which the Partnership owned a 48% interest, sold its property to a third party for approximately $1,786,900 resulting in a gain of approximately $136,700. The Partnership dissolved the joint venture in accordance with the joint venture agreement and did not incur a gain or loss on the dissolution. The Partnership received approximately $830,300 representing its pro-rata share of the liquidation proceeds from the joint venture.

In January 2002, Houlihan’s Restaurant, Inc., which leased the property owned by Show Low Joint Venture, filed for bankruptcy and rejected the lease relating to this property. Based on a pending contract to sell the property, the joint venture, in which the Partnership owned a 64% interest, recorded a provision for write-down of assets of approximately $172,200 during the year ended December 31, 2002. The joint venture had recorded a provision for write-down of assets in a previous year relating to this property. The contract for the sale of the property was subsequently terminated. In September 2003, Show Low Joint Venture sold the property to a third party and recorded a loss on disposal of discontinued operations of approximately $29,500. In December 2003, the Partnership and the joint venture partner dissolved the joint venture and the Partnership received approximately $278,900 representing its pro rata share of the joint venture’s liquidating distribution. The financial results for this property are reflected as Discontinued Operations in the condensed financial information presented below.

In December 2003, Holland Joint Venture, in which the Partnership owns a 49% interest, entered into negotiations with a third party to sell the property in Holland, Michigan. As a result, the joint venture reclassified the assets relating to this property from land and building on operating leases to real estate held for sale. The property was recorded at the lower of its carrying amount or fair value less cost to sell. In addition, the joint venture stopped recording depreciation upon identifying the property as held for sale. The financial results for this property are reflected as Discontinued Operations in the condensed financial information presented below.

Kirkman Road Joint Venture, Holland Joint Venture, and the Partnership and affiliates, as tenants-in-common in six separate tenancy-in-common arrangements, each own one property.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Investment in Joint Ventures – Continued

The following presents the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31, 2003	December 31, 2002
Real estate properties with operating leases, net	$6,024,001	$6,161,834
Net investment in direct financing leases	2,151,112	2,172,748
Real estate held for sale	768,120	1,357,154
Cash	115,927	28,744
Accrued rental income	403,513	366,596
Other assets	—	194
Liabilities	66,581	20,985
Partners’ capital	9,396,092	10,066,285

	Years ended December 31,
	2003	2002	2001
Rental revenues	$1,023,675	$1,028,424	$953,061
Expenses	(149,093)	(151,187)	(175,230)

Income from continuing operations	874,582	877,237	777,831

Discontinued operations:
Revenues	120,838	127,108	205,122
Expenses	(55,329)	(55,183)	(42,916)
Provision for write-down of assets	(55,500)	(172,165)	(56,398)
Loss on disposal of discontinued operations	(29,509)	—	—

	(19,500)	(100,240)	105,808

Net income	$855,082	$776,997	$883,639

The Partnership recognized income totaling $303,140, $253,111, and $441,969, for the years ended December 31, 2003, 2002, and 2001, respectively, from these joint ventures and the properties held as tenants-in-common with affiliates of the general partners.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Discontinued Operations

During the year ended December 31, 2001, the building on the Casper, Wyoming property was partially destroyed by fire and subsequently demolished. In connection with the destruction of the building by the fire during the year ended December 31, 2001, the Partnership recorded a provision for write-down of assets of $78,015, which represented the loss incurred by the Partnership in excess of anticipated insurance proceeds. The undepreciated cost of the building of $216,817 was removed from the accounts and the anticipated insurance proceeds of $138,802 were included in accounts receivable. The Partnership contested the settlement of the insurance claim, and in June 2002, received an additional $88,777 in insurance proceeds, which the Partnership recorded as an adjustment to the loss on disposal of the property. In June 2002, in connection with the anticipated sale of the land, the Partnership recorded a provision for write-down of assets of $63,714. The provision represented the difference between the carrying value of the land and its estimated fair value. In August 2002, the Partnership sold the land to a third party and received net sales proceeds of approximately $113,700, resulting in a loss on disposal of assets of $10,626.

During 2001, the Partnership recorded a provision for write-down of assets in the amount of $145,535 relating to the Denny’s property in Rock Springs, Wyoming because in October 2001, Phoenix Restaurant Group, Inc. and its Subsidiaries (collectively referred to as “PRG”), a tenant of the Partnership, filed for Chapter 11 bankruptcy protection and rejected the lease related to this Property. The provision represented the difference between the carrying value of the property at December 31, 2001 and its estimated fair value. In addition, in June 2002, in connection with the anticipated sale of this property, the Partnership recorded a provision for write-down of assets of $113,615. The provision represented the difference between the carrying value of the property and its estimated fair value. In August 2002, the Partnership sold the property to a third party and received net sales proceeds of approximately $204,700, resulting in a loss on disposal of assets of $15,341.

In June 2002, the Partnership recorded a provision for write-down of assets of $181,231 relating to the property in Pineville, Louisiana since the tenant opted to not renew its lease, which expired in June 2002, and vacated the Property. The provision represented the difference between the carrying value of the property and its estimated fair value. In December 2002, the Partnership sold this property and received net sales proceeds of approximately $262,400. Since the Partnership had recorded a provision for write-down for this Property, no additional gain or loss was recognized on the sale.

In September 2002, the Partnership recorded a provision for write-down of assets of $139,752 relating to the property in Tomball, Texas in anticipation of the sale of this Property. The provision represented the difference between the carrying value of the property and its estimated fair value. This property was vacant since the tenant opted to not renew its lease, which expired in May 2002. In October 2002, the Partnership sold the Property to an unrelated third party and received net sales proceeds of approximately $458,200. Since the Partnership had recorded a provision for write-down for this property, no additional gain or loss was recognized on the sale.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Discontinued Operations – Continued

In connection with the sales of these four properties, the Partnership incurred deferred, subordinated, real estate disposition fees of $32,829. Payment of the real estate disposition fees is subordinated to receipt by the limited partners of their aggregate, cumulative 10% Preferred Return, plus their adjusted capital contributions.

During 2004, the Partnership identified for sale its property in Nederland, Texas.

The financial results for these properties are reflected as discontinued operations in the accompanying financial statements. The operating results of discontinued operations are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$65,757	$166,685	$262,745
Other income	—	4,031	—
Expenses	(32,351)	(78,959)	(160,566)
Provision for write-down of assets	—	(409,535)	(223,550)

Loss from discontinued operations	$33,406	$(317,778)	$(121,371)

5.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99 percent to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, noncumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their cumulative 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first on a pro rata basis to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Allocations and Distributions – Continued

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $1,462,520, $3,124,909, and $2,913,650, respectively. Distributions for the year ended December 31, 2003, 2002, and 2001, included $125,000, $1,600,000, and $1,200,000, respectively in special distributions of the majority of net sales proceeds from the sales of several properties and distribution of insurance proceeds received in 2002. These special distributions were effectively a return of a portion of the limited partners’ investment, although, in accordance with the Partnership agreement, $125,000, $866,124, and $657,471 were applied toward the limited partners’ 10% Preferred Return and the balances of $0, $733,876, and $542,529 were treated as a return of capital for purposes of calculating the limited partners’ 10% Preferred Return. As a result of the return of capital, the amount of the limited partners’ invested capital contributions (which generally is the limited partners’ capital contributions, less distributions from the sale of a property that are considered to be a return of capital) was decreased; therefore, the amount of the limited partners’ invested capital contributions on which the 10% Preferred Return is calculated was lowered accordingly. As a result of the sales of the properties in 2002 and 2001, the Partnership’s total revenue has decreased, while the majority of the Partnership’s operating expenses remained fixed. Therefore, distributions of net cash flow have been adjusted in the quarters ended September 30, 2001 and 2002, and the quarter ended December 31, 2002. No distributions have been made to the general partners to date.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$979,190	$678,046	$1,253,746
Effect of timing differences relating to depreciation	16,180	(8,035)	11,312
Effect of timing differences relating to gains/losses on real estate property sales	1,713	(738,824)	(6,653)
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	77,732	79,851	32,953
Effect of timing differences relating to allowance for doubtful accounts	28,888	(23,640)	(122,653)
Accrued rental income	(2,850)	(3,896)	4,283
Rents paid in advance	(24,940)	19,203	(9,950)
Provision for write-down of assets	—	498,312	223,550
Provision for (deduction of) contamination expenses	—	(7,329)	—
Other	(202)	—	—

Net income for federal income tax purposes	$1,075,711	$493,688	$1,386,588

7.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”) (formerly CNL American Properties Fund, Inc.), served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (“the Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Related Party Transactions – Continued

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor an annual, noncumulative, subordinated property management fee of one-half of one percent of the Partnership assets under management (valued at cost) annually. The property management fee is limited to the lessor of one percent of the sum of gross operating revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross operating revenues from joint ventures and the properties held as tenants-in-common with affiliates or competitive fees for comparable services. In addition, these fees will be incurred and will be payable only after the limited partners receive their aggregate, cumulative 10% Preferred Return. Due to the fact that management fees are noncumulative, if the limited partners do not receive their 10% Preferred Return in any particular year, no property management fees will be due or payable for such year. As a result of such threshold no property management fees were incurred during the years ended December 31, 2003, 2002, and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. Payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate, cumulative 10% Preferred Return, plus their adjusted capital contributions. During the year ended December 31, 2003, the Partnership incurred no deferred, subordinated, real estate disposition fees as a result of the sales of properties. During the years ended December 31, 2002 and 2001, the Partnership incurred $55,329 and $16,620 in deferred, subordinated, real estate disposition fees as a result of the sales of properties.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided accounting and administrative services. The Partnership incurred $112,185, $152,193, and $140,936, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The due to related parties consisted of the following at December 31:

	2003	2002
Expenditures incurred on behalf of the Partnership, including accounting and administrative services	$9,093	$12,381
Deferred, subordinated real estate disposition fee	188,155	188,155

	$197,248	$200,536

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Concentration of Credit Risk

For the year ended December 31, 2003, no tenant represented more than ten percent of the Partnership’s rental revenues (including the Partnership’s share of rental revenues from joint ventures and the Properties held as tenants-in-common with affiliates of the general partners). For the years ended December 31, 2002 and 2001, rental revenues from Golden Corral Corporation were $209,247 and $397,632, respectively, representing more than ten percent of the Partnership’s rental revenues (including the Partnership’s share of rental revenues from joint ventures and the properties held as tenants-in-common with affiliates of the general partners).

The following schedule presents total rental revenues from individual restaurant chains, each representing more than ten percent of rental revenues (including the Partnership’s share of rental revenues from the joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Wendy’s Old Fashioned Hamburger Restaurants	$233,122	$227,046	$219,778
Pizza Hut	162,203	N/A	N/A
Golden Corral Buffet and Grill	N/A	238,441	397,632

The information denoted by N/A indicates that for each period presented, the chain did not represent more than ten percent of the Partnership’s rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by the lessee or any one of the restaurant chains could significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

9.	Commitments and Contingencies

Underground petroleum contamination was discovered in 2000 relating to a Property in Ocala, Florida. The Partnership applied to and qualified for assistance from a state funded clean-up program. Under this program, the Partnership is responsible for 25% of the actual clean-up costs and is receiving assistance for the remaining 75% of the costs. The Partnership anticipated that future clean-up costs would be approximately $300,000 and accrued in 2000, as a liability, the $75,000 of the estimated clean-up costs. The project is expected to be completed in five phases. During the year ended December 31, 2002, phase one of the clean-up work commenced at the site and payment of the first installment was made. The work for this phase was finalized, and the Department of Environmental Protection approved the conclusions. During the year ended December 31, 2003, phase two of the clean up work commenced.

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$229,707	$240,526	$246,157	$291,438	$1,007,828
Equity in earnings of unconsolidated joint ventures	88,556	52,157	71,184	91,243	303,140
Income from continuing operations	210,020	204,057	228,023	303,684	945,784
Discontinued Operations (1):
Revenues	21,896	21,896	21,896	69	65,757
Income (loss) from discontinued operations	11,774	17,411	17,558	(13,337)	33,406
Net Income	221,794	221,468	245,581	290,347	979,190
Income (loss) per limited partner unit:
Continuing operations	$4.20	$4.08	$4.56	$6.08	$18.92
Discontinued operations	0.24	0.35	0.35	(0.28)	0.66

Total	$4.44	$4.43	$4.91	$5.80	$19.58

2002 Quarter	First	Second	Third	Fourth	Year
Continuing operations (1):
Revenues	$260,192	$249,247	$255,451	$289,331	$1,054,221
Equity (loss) in earnings of unconsolidated joint ventures (2)	94,335	83,130	85,247	(9,601)	253,111
Income from continuing operations	226,822	356,994	250,068	187,907	1,021,791
Discontinued operations (1):
Revenues	65,530	57,410	21,896	25,880	170,716
Income (loss) from and loss on disposal of discontinued operations	44,718	(235,276)	(163,626)	10,439	(343,745)
Net income	271,540	121,718	86,442	198,346	678,046
Income (loss) per limited partner unit:
Continuing operations	$4.54	$7.14	$5.00	$3.76	$20.44
Discontinued operations	0.89	(4.71)	(3.27)	0.21	(6.88)

Total	$5.43	$2.43	$1.73	$3.97	$13.56

CNL INCOME FUND II, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data – Continued

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

(2)	In October 2002, Show Low Joint Venture, in which the Partnership owned an approximate 64% interest, recorded a provision for write-down of assets of approximately $172,200 relating to the property in Greensboro, North Carolina. The provision represented the difference between the carrying value of the property and its estimated fair value.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND II, LTD.

By:	CNL REALTY CORPORATION General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer